UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 001-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 70 29 58 519

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On April 10, 2024, Neonode Inc. (the “Company”) announced the Company and its President and Chief Executive Officer (“CEO”), Dr. Urban Forssell, mutually agreed that Dr. Forssell will step down as President and CEO effective immediately. Dr. Forssell will serve as a strategic advisor to the Company and the Board of Directors (the “Board”) until the end of 2024. Mr. Forssell’s resignation occurred as part of the Company’s growth strategy and is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As of the filing of this Current Report on Form 8-K (this “Report”), the Compensation Nominating and Governance Committee of the Board and the Board have not finalized the certain termination agreement relating to the termination of Dr. Forssell’s position of President and CEO and the retention of Dr. Forssell as a strategic advisor to the Company and the Board. The Company will provide this information by filing an amendment to this Report after the information is determined or becomes available.

Appointment of Interim President and Chief Executive Officer

In connection with the departure of Dr. Forssell, the Board appointed the Company’s Chief Financial Officer, Fredrik Nihlén, as the Company’s Interim President and CEO effective immediately. Mr. Nihlén will serve as Interim President and CEO until a new President and CEO is appointed. Mr. Nihlén will be entitled to receive a monthly salary of SEK 140,000 (approximately US$13,254) for his role as the Company’s Chief Financial Officer and an additional monthly salary of SEK 35,000 (approximately US$3,314) for his role as the Interim President and CEO. Mr. Nihlén is not entitled to any additional compensation relating to his appointment as Interim President and CEO except as provided above.

Biographical information about Mr. Nihlén is contained in the Company’s Definitive Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2023 under the caption “Executive Officers” and is incorporated herein by reference. There are no arrangements or understandings between Mr. Nihlén and any other persons pursuant to which he was selected as an officer of the Company. In addition, he is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Nihlén and any of the Company’s other directors or executive officers. Mr. Nihlén has previously entered into the Company’s standard form of indemnification agreement.

Item 8.01. Other Events.

On April 10, 2024, the Company issued a press release announcing the resignation of Dr. Forssell as the Company’s President and CEO and the appointment of Mr. Nihlén as Interim President and CEO. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated April 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 10, 2024	NEONODE INC.

	By:	/s/ Fredrik Nihlén
	Name:	Fredrik Nihlén
	Title:	Interim President and Chief Executive Officer and Chief Financial Officer

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